EXHIBIT 5.1


                             GREENBERG TRAURIG, LLP
                                MetLife Building
                           200 Park Avenue, 15th Floor
                            New York, New York 10166


                                                               September 1, 2004


OmniCorder Technologies, Inc.
12-8 Technology Drive
East Setauket, New York 11733-4049

Dear Sirs:

                  We are acting as counsel to OmniCorder Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2, originally filed on February 12, 2004, No. 333-112769 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 29,894,197 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which are being registered in connection with the proposed sale of the shares of Common Stock by the selling stockholder listed therein.

                  We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

                  Based upon the foregoing, we are of the opinion that the 28,443,800 shares of Common Stock included in the Registration Statement that are presently outstanding are legally issued, fully-paid and non-assessable, and the 1,450,397 shares of Common Stock included in the Registration Statement that are issuable pursuant to outstanding warrants to purchase Common Stock, when issued, delivered and paid for in accordance with the terms and conditions of the instruments governing their issuance, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "Legal Matters" and "Legal Proceedings" in the prospectus forming a part of the Registration Statement.

                                                  Very truly yours,

                                                  /s/Greenberg Traurig, LLP

                                                  GREENBERG TRAURIG, LLP